VISCHER

BioLingus (Cayman) Limited
Grossmatt 6
6052 Hergiswil NW
Switzerland

9th November 2023

BioLingus (Cayman) Limited – Registration Statement on Form F-1

VISCHER Ltd

Basel
Aeschenvorstadt 4
CH-4010 Basel
Switzerland
Phone +41 58 211 33 00
Fax +41 58 211 33 10

Zurich
Schützengasse 1
CH-8021 Zurich
Switzerland
Phone +41 58 211 34 00
Fax +41 58 211 34 10

Civil Law Notaries in
Basel-City and Baselland

Dear Sir or Madam,

We have acted as special Swiss counsel to BioLingus (Cayman) Limited (the "**Company**"), a holding company incorporated under the laws of the Cayman Islands and with principal place of business in Switzerland through its subsidiary Biolingus IP GmbH (the "**Subsidiary**"), in connection with the Company's registration statement on Form F-1 as filed with the U.S. Securities and Exchange Commission (the "**Commission**"), as amended or supplemented (the "**Registration Statement**"), to be filed with the United States Securities and Exchange Commission (the "**SEC**") with respect to the registration under the U.S. Securities Act of 1933, as amended (the "**Securities Act**"), and the related prospectus covering the sale of the offered securities (the "**Prospectus**") specifically relating to the offering (the "**Offering**") of 360,000 ordinary shares and the offering and resale of 1,800,000 ordinary shares of the Company of a par value of US $0.000001 each the "**Ordinary Shares**"), plus an option to issue up to an aggregate of 54,000 additional Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters of the Company.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I. BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

a) an electronic copy of the Registration Statement of the Company;

b) an electronic copy of an extract from the Commercial Register of the Canton of Nidwalden (the "**Commercial Register**") dated 9th November 2023 regarding the Subsidiary, retrieved online, together with electronic copies of extracts of the journal entries from the Commercial Register dated 25 July 2014, 19 August 2019, and 2 September 2020 respectively, relating to the Subsidiary (collectively, the "**Register Extracts**");

c) an electronic copy the articles of association (*Statuten*) of the Subsidiary, dated 14 July 2014, shown on the Register Extracts as being the most recent articles of association filed with the Commercial Register (the "**Articles of Association**");

d) electronic copies of the assignment agreements relating to the assignments of shares (*Stammanteile*) of the Subsidiary (the "**Shares**"), dated 15 July 2019, 17 July 2019, 28 July 2019, 20 April 2020, and 27 April 2020 respectively, as evidenced in the Register Extracts (the "**Assignments**");

e) an electronic copy of the register of shares and beneficial owners of the Subsidiary dated 24 February 2023;

f) electronic copies of the public deeds regarding the resolutions of the extraordinary general meeting of shareholders of the Subsidiary, held on 7 August 2019 and 14 April 2022 respectively, with respect to, among other things, the assignment of the Shares (the "**Shareholders' Resolutions**").

The documents referred to above in the preceding paragraph are referred to together as the "**Documents**".

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II. ASSUMPTIONS

In rendering the opinion below, we have assumed:

a) BioLingus (Hong Kong) Limited, with registered seat in Hong Kong (1833028), Unit 1904, 19/F, Podium Plaza, 5 Hanoi Road, Tsim Sha Tsui, Kowloon, Hong Kong, is a 100% subsidiary of the Company;

b) all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

c) all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

d) each party to the Documents (other than the Subsidiary) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Subsidiary) have passed or will pass a voluntary winding-up resolution; no petition has been or will be presented or a corresponding order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Subsidiary); and no receiver, trustee in bankruptcy, administrator or similar officer has been or will be appointed in relation to any of the parties (other than the Subsidiary) or any of their assets or revenues;

e) to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

f) in relation to the Subsidiary, there have been no changes of the Articles of Association, the Shareholders' Resolutions, the ownership of the Shares or their respective registration in the Commercial Register, compared to the Articles of Association and the Shareholders' Resolutions in the form examined by us;

g) the Shares are not, have not and will not be subject to any lien, pledge, encumbrance or other security or third party interest, by operation of law or by means of a judgment or decree;

h) the Registration Statement will be filed by the Company;

i) all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Subsidiary or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Subsidiary in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

j) there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.

III. OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a) based on the Documents, BioLingus (Hong Kong) Limited, a subsidiary of the Company, with registered seat in Hong Kong (1833028), Unit 1904, 19/F, Podium Plaza, 5 Hanoi Road, Tsim Sha Tsui, Kowloon, Hong Kong, holds the entire issued and paid-up share capital (*Stammanteile*) of the Subsidiary;

b) the statements set forth in the Registration Statement under the captions "Dividend Policy" and "Enforceability of Civil Liabilities", insofar as such statements constitute summaries of the Swiss legal matters referred to therein and as the date hereof, are true and accurate in all material respects and represent a fair and accurate summary in all material respects of Swiss legal matters stated therein as the date hereof; and

c) the statements set forth in the Registration Statement under the captions "Taxation – Switzerland (Swiss Taxation)" are true and accurate in all material respects and that such statements constitute our opinions.

IV. QUALIFICATIONS

This opinion is subject to the following qualifications:

a) This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b) We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether

the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company and Subsidiary.

c) The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions "Legal Matters" and "Enforcement of Civil Liabilities" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Very truly yours,

VISCHER AG

Christian Wyss